Exhibit 99.1
SUPERVALU Reports Third Quarter Fiscal 2017 Results

•	Net loss from continuing operations of $11 million; pro forma adjusted EBITDA of $114 million

•	Net loss per share from continuing operations of $0.04; adjusted earnings per share from continuing operations of $0.05

•	Wholesale sales increase with new business outpacing lost business

•	Save-A-Lot presented as discontinued operations; sale results in debt reduction of approximately $1.1 billion

MINNEAPOLIS - (BUSINESS WIRE) - January 11, 2017--SUPERVALU INC. (NYSE: SVU) today reported third quarter fiscal 2017 consolidated net sales of $3.00 billion and a net loss from continuing operations of $11 million, or $0.04 per diluted share, which included $25 million of after-tax non-cash charges comprised of a pension settlement charge, a goodwill impairment charge and store closure charges and costs, partially offset by a deferred income tax benefit. When adjusted for these items, third quarter fiscal 2017 net earnings from continuing operations were $14 million, or $0.05 per diluted share.
Net earnings from continuing operations for last year’s third quarter were $16 million, or $0.05 per diluted share, which included $6 million in after-tax costs related to asset impairment charges, employee severance and store closure charges and costs. When adjusted for these items, third quarter fiscal 2016 net earnings from continuing operations were $22 million, or $0.08 per diluted share. [See tables 1-6 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]
Subsequent to the end of the third quarter, on December 5, 2016, SUPERVALU completed the sale of its Save-A-Lot business. The results of operations, financial position and cash flows of the Save-A-Lot business are now presented as discontinued operations for all periods, and SUPERVALU's results from continuing operations no longer include the sales, operating earnings, net earnings, and adjusted EBITDA from Save-A-Lot.  Certain costs previously charged to Save-A-Lot are included in SUPERVALU's results from continuing operations and now relate to performing under the services agreement entered into with Save-A-Lot.  For comparability purposes, management includes a pro forma adjustment to its adjusted EBITDA that reflects the fees SUPERVALU expects to recognize under the services agreement for the applicable period. See tables 5-6 for additional detail on pro forma adjusted EBITDA and a reconciliation of GAAP and non-GAAP (adjusted) results.
“The successful sale of Save-A-Lot early in the fourth quarter provides SUPERVALU with additional flexibility to operate and grow our business,” said President and CEO Mark Gross.  “Additionally, our Wholesale team has done a tremendous job delivering for our customers. It is a significant accomplishment that we increased Wholesale sales compared to last year given the sales lost at the end of fiscal 2016. Unfortunately, in our Retail segment we have not been able to overcome persistent deflation, competitive impacts, and other factors. It takes time to change customers’ shopping habits, but our team is dedicated to improving our results.”
Chief Operating Officer and CFO Bruce Besanko added, “Early in the fourth quarter we used the majority of the proceeds from the sale of Save-A-Lot to reduce our outstanding debt by approximately $1.1 billion. We have also taken steps to reduce our pension plan obligations through a successful lump-sum buyout of certain plan participants that resulted in the pension settlement charge this quarter. In addition, we made a $25 million cash contribution to the pension plan." Besanko ended by saying, “Given the many moving parts from the sale of Save-A-Lot, we are managing the business for the next several quarters by reference to pro forma adjusted EBITDA. For the third quarter, pro forma adjusted EBITDA was $114 million, $18 million less than last year’s third quarter, reflecting the challenging operating environment across the grocery industry.”
Third Quarter Results - Continuing Operations
Third quarter net sales were $3.00 billion compared to $3.05 billion last year, a decrease of $42 million or 1.4 percent. Total net sales within the Wholesale segment increased 0.2 percent. Retail identical store sales were negative 5.7 percent. Fees earned under transition services agreements (“TSAs”) in the third quarter were $37 million compared to $46 million last year.
Gross profit for the third quarter was $407 million, or 13.6 percent of net sales. Last year’s third quarter gross profit was $436 million, or 14.3 percent of net sales. The gross profit rate decrease compared to last year is primarily due to lower TSA fees and higher employee costs.
Selling and administrative expenses in the third quarter were $391 million and included a pension settlement charge of $41 million and store closure charges and costs of $1 million. When adjusted for these items, selling and administrative expenses were $349 million, or 11.6 percent of net sales. Selling and administrative expenses in last year’s third quarter were $364 million and included severance costs of $2 million and store closure charges and costs of $1 million. When adjusted for these items, third quarter fiscal 2016 selling and administrative expenses were $361 million, or 11.9 percent of net sales. The decrease in the selling and administrative expense rate compared to last year is primarily due to lower pension expense.

Net interest expense for the third quarter was $40 million. Last year's third quarter interest expense was $45 million. The decrease in interest expense was driven by lower average outstanding debt balances.
Income tax benefit was $27 million, or 71.6 percent of pre-tax loss, for the third quarter, compared to income tax expense of $6 million, or 28.4 percent of pre-tax earnings, in last year’s third quarter. The change in the effective tax rate is primarily due to the tax impact from the pension settlement charge, the goodwill impairment charge, lower pre-tax earnings, and certain discrete deferred tax items.
Wholesale
Third quarter Wholesale net sales were $1.91 billion, compared to $1.90 billion last year, an increase of 0.2 percent. The net sales increase is primarily due to sales to new customers and increased sales to new stores operated by existing customers, partially offset by stores from the prior year no longer being supplied by the Company.
Wholesale operating earnings in the third quarter were $52 million, or 2.7 percent of net sales. Last year’s third quarter Wholesale operating earnings in the third quarter were $54 million, or 2.8 percent of net sales and included a $6 million intangible asset impairment charge. When adjusted for this item, last year's third quarter Wholesale operating earnings were $60 million, or 3.2 percent of net sales. The decrease in Wholesale operating earnings, as adjusted, was primarily driven by higher employee and trucking costs.
Retail
Third quarter Retail net sales were $1.06 billion, compared to $1.10 billion last year, a decrease of 3.4 percent. The net sales decrease reflects identical store sales of negative 5.7 percent and closed stores, partially offset by sales from acquired and new stores.
Retail operating loss in the third quarter was $14 million, or negative 1.3 percent of net sales and included a $15 million goodwill impairment charge and $1 million of store closure charges and costs. When adjusted for these items, Retail operating earnings were $2 million, or 0.2 percent of net sales. Last year’s third quarter Retail operating earnings were $21 million, or 2.0 percent of net sales and included $1 million of store closure charges and costs. When adjusted for this item, last year's third quarter Retail operating earnings were $22 million, or 2.1 percent of net sales. The decrease in Retail operating earnings, as adjusted, was driven by the impact of lower sales and higher employee costs partially due to acquired and new stores.
Corporate
Third quarter fees earned under the TSAs were $37 million compared to $46 million last year.
Net Corporate operating loss in the third quarter was $37 million and included a $41 million pension settlement charge. When adjusted for this item, net Corporate operating earnings were $4 million. Last year’s third quarter net Corporate operating loss was $9 million and included $2 million of employee severance costs. When adjusted for this item, last year's net Corporate operating loss was $7 million. The improvement in Corporate operating earnings, as adjusted, was primarily driven by lower pension expense and lower operating and employee-related costs.
Cash Flows - Continuing Operations
Fiscal 2017 year-to-date net cash flows provided by operating activities of continuing operations were $147 million compared to $154 million last year, reflecting lower earnings. Fiscal 2017 year-to-date net cash flows used in investing activities of continuing operations were $136 million compared to $141 million last year. Fiscal 2017 year-to-date net cash flows used in financing activities of continuing operations were $8 million compared to $33 million last year, reflecting lower net payments on debt obligations.
Conference Call
A conference call to review the third quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay, go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $13 billion. SUPERVALU serves customers across the United States through a network of 2,067 stores composed of 1,850 stores operated by wholesale customers serviced primarily by the Company’s food distribution business, 195 traditional retail grocery stores operated under five retail banners and 22 stores under the Shop 'N Save name in Maryland, Pennsylvania, Virginia, and West Virginia (store counts as of December 3, 2016). Headquartered in Minnesota, SUPERVALU has approximately 30,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information, the matters set forth in this news release and related conference call, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," "intends," "outlook" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute operations and initiatives, ability to realize benefits from acquisitions and dispositions, reliance on the wholesale customers' ability to grow , ability to maintain or increase margins, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Save-A-Lot, including the services agreement entered into in connection with the sale of the Save-A-Lot business, Albertson’s LLC and New Albertson’s Inc., intrusions to and disruption of information technology systems, impact of economic conditions, commodity pricing, governmental regulation, food and drug safety issues, legal proceedings, pharmacy reimbursement and health care financing, intellectual property protection, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Third Quarter Ended				Year-To-Date Ended
	December 3, 2016 (12 weeks)		December 5, 2015 (12 weeks)		December 3, 2016 (40 weeks)		December 5, 2015 (40 weeks)
Net sales	$3,003	100.0%	$3,045	100.0%	$9,573	100.0%	$10,016	100.0%
Cost of sales	2,596	86.4	2,609	85.7	8,221	85.9	8,573	85.6
Gross profit(1)	407	13.6	436	14.3	1,352	14.1	1,443	14.4
Selling and administrative expenses(1)	391	13.0	364	12.0	1,189	12.4	1,214	12.1
Goodwill and intangible asset impairment charge(1)	15	0.5	6	0.2	15	0.2	6	0.1
Operating earnings	1	0.1	66	2.2	148	1.5	223	2.2
Interest expense, net(1)	40	1.4	45	1.5	141	1.5	148	1.5
Equity in earnings of unconsolidated affiliates	(1)	—	(1)	—	(3)	—	(3)	—
(Loss) earnings from continuing operations before income taxes(1)	(38)	(1.3)	22	0.7	10	0.1	78	0.8
Income tax (benefit) provision(1)	(27)	(0.9)	6	0.2	(11)	(0.1)	24	0.2
Net (loss) earnings from continuing operations(1)	(11)	(0.4)	16	0.5	21	0.2	54	0.5
(Loss) income from discontinued operations, net of tax	(14)	(0.5)	19	0.6	33	0.3	78	0.8
Net (loss) earnings including noncontrolling interests	(25)	(0.9)	35	1.2	54	0.6	132	1.3
Less net earnings attributable to noncontrolling interests	(1)	—	(1)	(0.1)	(3)	—	(6)	(0.1)
Net (loss) earnings attributable to SUPERVALU INC.	$(26)	(0.9)%	$34	1.1%	$51	0.5%	$126	1.3%

Basic net (loss) earnings per share attributable to SUPERVALU INC.:
Continuing operations	$(0.04)		$0.05		$0.07		$0.18
Discontinued operations	$(0.06)		$0.07		$0.12		$0.30
Basic net (loss) earnings per share	$(0.10)		$0.13		$0.19		$0.48
Diluted net (loss) earnings per share attributable to SUPERVALU INC.:
Continuing operations(1)	$(0.04)		$0.05		$0.07		$0.18
Discontinued operations	$(0.06)		$0.07		$0.12		$0.29
Diluted net (loss) earnings per share	$(0.10)		$0.13		$0.19		$0.47
Weighted average number of shares outstanding:
Basic	265		264		265		263
Diluted	265		268		267		268

(1)
Results from continuing operations for the third quarter ended December 3, 2016 include net charges and costs of $57 before tax ($25 after tax, or $0.09 per diluted share), comprised of a pension settlement charge of $41 before tax ($24 after tax, or $0.09 per diluted share) and store closure charges and costs of $1 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses, and a goodwill impairment charge of $15 before tax ($9 after tax, or $0.03 per diluted share) within Goodwill and intangible asset impairment charge, offset in part by a deferred income tax benefit of $0 before tax ($9 after tax, or $0.03 per diluted share) within Income tax (benefit) provision.

Results from continuing operations for the third quarter ended December 5, 2015 include net charges and costs of $9 before tax ($6 after tax, or $0.03 per diluted share), comprised of an intangible asset impairment charge of $6 before tax ($4 after tax, or $0.02 per diluted share) within Goodwill and intangible asset impairment charge, and severance costs of $2 before tax ($1 after tax, or $0.00 per diluted share) and store closure charges and costs of $1 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses.
Results from continuing operations for the year-to-date ended December 3, 2016 include net charges and costs of $56 before tax ($24 after tax, or $0.09 per diluted share), comprised of a pension settlement charge of $41 before tax ($24 after tax, or $0.09 per diluted share) and store closure charges and costs of $4 before tax ($4 after tax, or $0.01 per diluted share) within Selling and administrative expenses, a goodwill impairment charge of $15 before tax ($9 after tax, or $0.03 per diluted share) within Goodwill and intangible asset impairment charge, unamortized financing cost charges of $5 before tax ($3 after tax, or $0.01 per diluted share) and debt refinancing costs of $2 before tax ($1 after tax, or $0.00 per diluted share) within Interest expense, net, and store closure charges and costs of $1 before tax ($0 after tax, or $0.00 per diluted share) within Gross profit, offset in part by a fee received from a supply agreement termination of $9 before tax ($6 after tax, or $0.02 per diluted share), a sales and use tax refund of $2 before tax ($1 after tax, or $0.00 per diluted share) and severance benefits of $1 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses and a deferred income tax benefit of $0 before tax ($9 after tax, or $0.03 per diluted share) within Income tax (benefit) provision.
Results from continuing operations for the year-to-date ended December 5, 2015 include net charges and costs of $13 before tax ($8 after tax, or $0.03 per diluted share), comprised of severance costs of $6 before tax ($3 after tax, or $0.01 per diluted share) and store closure charges and costs of $1 before tax (

$1 after tax, or $0.00 per diluted share) within Selling and administrative expenses, and an intangible asset impairment charge of $6 before tax ($4 after tax, or $0.02 per diluted share) within Goodwill and intangible asset impairment charge.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Third Quarter Ended		Year-To-Date Ended
	December 3, 2016 (12 weeks)	December 5, 2015 (12 weeks)	December 3, 2016 (40 weeks)	December 5, 2015 (40 weeks)
Net sales
Wholesale	$1,906	$1,902	$5,912	$6,195
% of total	63.5%	62.5%	61.8%	61.9%
Retail	1,060	1,097	3,524	3,662
% of total	35.3%	36.0%	36.8%	36.6%
Corporate	37	46	137	159
% of total	1.2%	1.5%	1.4%	1.5%
Total net sales	$3,003	$3,045	$9,573	$10,016
	100.0%	100.0%	100.0%	100.0%
Operating earnings (loss)
Wholesale(1)	$52	$54	$174	$180
% of Wholesale sales	2.7%	2.8%	2.9%	2.9%
Retail(2)	(14)	21	(18)	64
% of Retail sales	(1.3)%	2.0%	(0.5)%	1.8%
Corporate(3)	(37)	(9)	(8)	(21)
Total operating earnings	1	66	148	223
% of total net sales	0.1%	2.2%	1.5%	2.2%
Interest expense, net(4)	40	45	141	148
Equity in earnings of unconsolidated affiliates	(1)	(1)	(3)	(3)
(Loss) earnings from continuing operations before income taxes	(38)	22	10	78
Income tax (benefit) provision(5)	(27)	6	(11)	24
Net (loss) earnings from continuing operations	(11)	16	21	54
(Loss) income from discontinued operations, net of tax	(14)	19	33	78
Net (loss) earnings including noncontrolling interests	(25)	35	54	132
Less net earnings attributable to noncontrolling interests	(1)	(1)	(3)	(6)
Net (loss) earnings attributable to SUPERVALU INC.	$(26)	$34	$51	$126

LIFO charge
Wholesale	$—	$—	$1	$2
Retail	1	1	2	4
Total LIFO charge	$1	$1	$3	$6
Depreciation and amortization
Wholesale	$12	$12	$40	$37
Retail	35	35	114	118
Corporate	1	2	5	6
Total depreciation and amortization	$48	$49	$159	$161

(1)
Wholesale operating earnings for the year-to-date ended December 3, 2016 include a fee received from a supply agreement termination of $9. Wholesale operating earnings for the third quarter and year-to-date ended December 5, 2015 include an intangible asset impairment charge of $6.

(2)
Retail operating loss for the third quarter ended December 3, 2016 includes a goodwill impairment charge of $15 and store closure charges and costs of $1. Retail operating loss for the year-to-date ended December 3, 2016 includes a goodwill impairment charge of $15 and store closure charges and costs of $5. Retail operating earnings for the third quarter and year-to-date ended December 5, 2015 include store closure charges and costs of $1.

(3)
Corporate operating loss for the third quarter ended December 3, 2016 includes a pension settlement charge of $41. Corporate operating loss for the third quarter ended December 5, 2015 includes severance costs of $2. Corporate operating loss for the year-to-date ended December 3, 2016 includes a pension settlement charge of $41, offset in part by a sales and use tax refund of $2 and a severance benefit of $1. Corporate operating loss for the year-to-date ended December 5, 2015 includes severance costs of $6.

(4)	Interest expense, net for the year-to-date ended December 3, 2016 includes unamortized financing cost charges of $5 and debt refinancing costs of $2.

(5)	Income tax provision for the third quarter and year-to-date ended December 3, 2016 includes a deferred income tax benefit of $9.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except par value data)

	December 3, 2016	February 27, 2016
ASSETS
Current assets
Cash and cash equivalents	$47	$42
Receivables, net	440	406
Inventories, net	895	738
Other current assets	74	73
Current assets of discontinued operations	394	376
Total current assets	1,850	1,635
Property, plant and equipment, net	1,014	1,021
Goodwill	710	725
Intangible assets, net	41	47
Deferred tax assets	169	238
Other assets	99	91
Long-term assets of discontinued operations	591	613
Total assets	$4,474	$4,370
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$924	$829
Accrued vacation, compensation and benefits	152	148
Current maturities of long-term debt and capital lease obligations	1,091	123
Other current liabilities	125	126
Current liabilities of discontinued operations	305	346
Total current liabilities	2,597	1,572
Long-term debt	1,261	2,197
Long-term capital lease obligations	193	194
Pension and other postretirement benefit obligations	430	578
Long-term tax liabilities	73	75
Other long-term liabilities	128	145
Long-term liabilities of discontinued operations	45	42
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 268 and 266 shares issued, respectively	3	3
Capital in excess of par value	2,820	2,808
Treasury stock, at cost, 0 and 1 shares, respectively	—	(5)
Accumulated other comprehensive loss	(307)	(422)
Accumulated deficit	(2,774)	(2,825)
Total SUPERVALU INC. stockholders’ deficit	(258)	(441)
Noncontrolling interests	5	8
Total stockholders’ deficit	(253)	(433)
Total liabilities and stockholders’ deficit	$4,474	$4,370

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	December 3, 2016 (40 weeks)	December 5, 2015 (40 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$54	$132
Income from discontinued operations, net of tax	33	78
Net earnings from continuing operations	21	54
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Goodwill and intangible asset impairment charges	15	6
Asset impairment and other charges	4	2
Loss on debt extinguishment	7	—
Net gain on sale of assets and exits of surplus leases	(1)	(2)
Depreciation and amortization	159	161
LIFO charge	3	6
Deferred income taxes	5	(14)
Stock-based compensation	13	17
Net pension and other postretirement benefits expense	23	29
Contributions to pension and other postretirement benefit plans	(2)	(38)
Other adjustments	6	18
Changes in operating assets and liabilities, net of effects from business acquisitions	(106)	(85)
Net cash provided by operating activities – continuing operations	147	154
Net cash provided by operating activities – discontinued operations	69	98
Net cash provided by operating activities	216	252
Cash flows from investing activities
Proceeds from sale of assets	2	1
Purchases of property, plant and equipment	(118)	(112)
Payments for business acquisitions	(19)	(6)
Other	(1)	(24)
Net cash used in investing activities – continuing operations	(136)	(141)
Net cash used in investing activities – discontinued operations	(65)	(57)
Net cash used in investing activities	(201)	(198)
Cash flows from financing activities
Proceeds from issuance of debt	218	—
Proceeds from sale of common stock	3	10
Payments of debt and capital lease obligations	(217)	(34)
Payments for debt financing costs	(6)	(1)
Distributions to noncontrolling interests	(6)	(8)
Other	—	—
Net cash used in financing activities – continuing operations	(8)	(33)
Net cash used in financing activities – discontinued operations	—	(1)
Net cash used in financing activities	(8)	(34)
Net increase in cash and cash equivalents	7	20
Cash and cash equivalents at beginning of period	57	114
Cash and cash equivalents at the end of period	$64	$134
Less cash and cash equivalents of discontinued operations at end of period	$(17)	$(47)
Cash and cash equivalents of continuing operations at end of period	$47	$87
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash investing and financing activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$25	$31
Capital lease asset additions	$15	$18
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$136	$150
Income taxes paid, net	$12	$44

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 27, 2016.

RECONCILIATIONS OF (LOSS) EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Third Quarter Ended December 3, 2016
(In millions, except per share data)	(Loss) Earnings Before Tax	(Loss) Earnings After Tax	Diluted (Loss) Earnings Per Share
Continuing operations	$(38)	$(11)	$(0.04)
Adjustments:
Pension settlement charge	41	24	0.09
Goodwill impairment charge	15	9	0.03
Store closure charges and costs	1	1	—
Deferred income tax benefit	—	(9)	(0.03)
Continuing operations after adjustments	$19	$14	$0.05

Table 2
	Year-To-Date Ended December 3, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$10	$21	$0.07
Adjustments:
Pension settlement charge	41	24	0.09
Goodwill impairment charge	15	9	0.03
Unamortized financing cost charges	5	3	0.01
Store closure charges and costs	5	4	0.01
Debt refinancing costs	2	1	—
Severance costs	(1)	(1)	—
Sales and use tax refund	(2)	(1)	—
Deferred income tax benefit	—	(9)	(0.03)
Supply agreement termination fee	(9)	(6)	(0.02)
Continuing operations after adjustments	$66	$45	$0.16

Table 3
	Third Quarter Ended December 5, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$22	$16	$0.05
Adjustments:
Intangible asset impairment charge	6	4	0.02
Severance costs	2	1	0.01
Store closure charges and costs	1	1	—
Continuing operations after adjustments	$31	$22	$0.08

Table 4
	Year-To-Date Ended December 5, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$78	$54	$0.18
Adjustments:
Intangible asset impairment charge	6	4	0.02
Severance costs	6	3	0.01
Store closure charges and costs	1	1	—
Continuing operations after adjustments	$91	$62	$0.21

RECONCILIATIONS OF NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

Table 5
	Third Quarter Ended		Year-To-Date Ended
(In millions)	December 3, 2016 (12 weeks)	December 5, 2015 (12 weeks)	December 3, 2016 (40 weeks)	December 5, 2015 (40 weeks)
Results of operations, as reported
Net (loss) earnings from continuing operations	$(11)	$16	$21	$54
Income tax (benefit) provision	(27)	6	(11)	24
Equity in earnings of unconsolidated affiliates	(1)	(1)	(3)	(3)
Interest expense, net	40	45	141	148
Total operating earnings	$1	$66	$148	$223
Add Equity in earnings of unconsolidated affiliates	1	1	3	3
Less net earnings attributable to noncontrolling interests	(1)	(1)	(3)	(6)
Depreciation and amortization	48	49	159	161
LIFO charge	1	1	3	6
Pension settlement charge	41	—	41	—
Goodwill and intangible asset impairment charge	15	6	15	6
Store closure charges and costs	1	1	5	1
Severance costs	—	2	(1)	6
Sales and use tax refund	—	—	(2)	—
Supply agreement termination fee	—	—	(9)	—
Adjusted EBITDA(1)	$107	$125	$359	$400
Pro forma adjustments:
Net sales(2)	9	9	33	39
Cost of sales(3)	(2)	(2)	(9)	(15)
Total pro forma adjustments	7	7	24	24
Pro forma adjusted EBITDA	$114	$132	$383	$424

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that the Company expects to recognize in connection with performing services for Save-A-Lot under the services agreement entered into with Save-A-Lot on December 5, 2016 (the "Services Agreement") and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between the Company and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within the Company’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

RECONCILIATION OF NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO TOTAL AND SEGMENT OPERATING EARNINGS, TO SUPPLEMENTALLY PROVIDED TOTAL AND SEGMENT ADJUSTED EBITDA

Table 6
	Third Quarter Ended		Year-To-Date Ended
(In millions)	December 3, 2016 (12 weeks)	December 5, 2015 (12 weeks)	December 3, 2016 (40 weeks)	December 5, 2015 (40 weeks)
Results of operations, as reported:
Net (loss) earnings from continuing operations	$(11)	$16	$21	$54
Income tax provision	(27)	6	(11)	24
Equity in earnings of unconsolidated affiliates	(1)	(1)	(3)	(3)
Interest expense, net	40	45	141	148
Total operating earnings	$1	$66	$148	$223
Reconciliation of segment operating earnings to total operating earnings, as reported:
Wholesale operating earnings	$52	$54	$174	$180
Retail operating (loss) earnings	(14)	21	(18)	64
Corporate operating loss	(37)	(9)	(8)	(21)
Total operating earnings	$1	$66	$148	$223
Reconciliation of segment operating earnings, as reported, to segment Adjusted EBITDA:
Wholesale operating earnings, as reported	$52	$54	$174	$180
Adjustments:
Supply agreement termination fee	—	—	(9)	—
Intangible asset impairment charge	—	6	—	6
Wholesale operating earnings, as adjusted	52	60	165	186
Wholesale depreciation and amortization	12	12	40	37
LIFO charge	—	—	1	2
Wholesale adjusted EBITDA(1)	$64	$72	$206	$225

Retail operating (loss) earnings, as reported	$(14)	$21	$(18)	$64
Adjustments:
Goodwill impairment charge	15	—	15	—
Store closure charges and costs	1	1	5	1
Retail operating earnings, as adjusted	2	22	2	65
Retail depreciation and amortization	35	35	114	118
LIFO charge	1	1	2	4
Equity in earnings of unconsolidated affiliates	1	1	3	3
Net earnings attributable to noncontrolling interests	(1)	(1)	(3)	(6)
Retail adjusted EBITDA(1)	$38	$58	$118	$184

Corporate operating (loss) earnings, as reported	$(37)	$(9)	$(8)	$(21)
Adjustments:
Pension settlement charge	41	—	41	—
Sales and use tax refund	—	—	(2)	—
Severance costs	—	2	(1)	6
Corporate operating earnings (loss), as adjusted	4	(7)	30	(15)
Corporate depreciation and amortization	1	2	5	6
Corporate adjusted EBITDA(1)	$5	$(5)	$35	$(9)
Total adjusted EBITDA(1)	$107	$125	$359	$400
Pro forma adjustments:
Net sales(2)	9	9	33	39
Cost of sales(3)	(2)	(2)	(9)	(15)
Total Pro forma adjustments	7	7	24	24
Pro Forma Adjusted EBITDA	$114	$132	$383	$424

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that the Company expects to recognize in connection with performing services for Save-A-Lot under the Services Agreement and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between the Company and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within the Company’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com